                              SEPARATION AGREEMENT

         The Employer and Employee wish to end their employment relationship in an honorable, dignified and orderly fashion. Toward that end, the parties have agreed to separate according to the following terms.

         This Separation Agreement ("Agreement") and Release, which is attached and incorporated by reference as Exhibit A ("the Release") are made by and between Helen Vallerand ("Employee") on behalf of the Employee's agents, heirs, and successors, and American Medical Systems, Inc., Pfizer, Inc., and their respective parent or subsidiary corporations, affiliates, Board members, successors, predecessors present or former officers, directors, agents, employees, attorneys, whether in their individual or official capacities, benefit plans and insurers ("Employer").

         The Employer does not believe that it has any claims against the Employee, nor do the parties believe that the Employee has any claims against the Employer. Nevertheless, the parties have agreed upon the following separation terms to resolve any actual and potential claims arising out of the Employee's employment with and separation from Employer.

         IN CONSIDERATION OF THIS ENTIRE SEPARATION AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

         1. CONSIDERATION. Employer shall, after receipt of a fully executed Separation Agreement and Release, and after expiration of statutory recission periods without any rescission of the Release:

         (1) Provide the Employee with the gross amount of $181,555.00, subject to appropriate taxes and withholding, as severance and compensation for any and all alleged claims which may have arisen at any time during the Employee's employment with, or in the course of separation from employment with the Employer.

         (2) At Employer's option, either (a) amend Employer's post-retirement medical plan such that Employee will be eligible to receive benefits under such plan or
                           (b) provide Employee with coverage under Employer's group insured medical plan or an individual medical Insurance plan which covers Employee; provided that in either case, Employer shall not be obligated to pay more than $12,000 per year in premiums until Employee reaches the age of 65 and Employer shall not be obligated to pay more than $3,000 per year in premiums after Employee reaches the age of 65.


         (3) The parties agree that the above consideration is over and above anything owed to the Employee by law, contract or under the policies of Employer, and it is provided to the Employee in exchange for entering into this Agreement.

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         3. CONFIDENTIALITY. It is the intent of the parties that this Agreement be and is confidential. The Employee warrants that he/she has not and will not disclose the terms of this Agreement, to any person other than his/her spouse, attorney, tax advisor, or representatives of the E.E.O.C., or the Minnesota Department of Human Rights, who shall be bound by the same prohibitions against disclosure as bind the Employee, and the Employee shall be responsible for advising these individuals of this confidentiality provision and obtaining their commitment to maintain such confidentiality.

         4. MUTUAL RELEASE. In consideration of the compensation paid by and other undertakings of Employer stated in this Agreement, the Employee will sign the attached Release (Exhibit A) at the same time he/she signs this Agreement.

         5. STIPULATION OF NO CHARGES. The Employee affirmatively represents that he/she has not filed nor caused to be filed any charges, claims, complaints, or actions against the Employer before any federal, state, or local administrative agency, court, or other forum. The Employee further waives any right to any form of recovery or compensation from any legal action filed or threatened to be filed by him/her or on his/her behalf based on his/her employment or terms of employment with or resignation from Employer.

         6. NON-DISPARAGEMENT. The parties to this Agreement agree that they will make no disparaging or defamatory comments regarding the other parties in any respect or make any comments concerning any aspect of their relationship or the conduct or events which precipitated the Employee's separation. Furthermore, the Employee agrees not to assist or encourage in any way any individual or group of individuals to bring or pursue a lawsuit, charge, complaint, or grievance, or make any other demands against Employer.

         7. DAMAGES FOR VIOLATION OF DUTY OF CONFIDENTIALITY. Any violation by the Employee of the confidentiality and/or non-disparagement provisions of this Agreement shall entitle Employer to bring a legal action for appropriate equitable relief as well as damages, including reasonable attorneys' fees. If Employee violates his/her duty of confidentiality and/or non-disparagement as provided in this Agreement, Employee shall be obligated to return to the Employer the consideration he/she has received under this Agreement.


         8. NON-ADMISSIONS. The parties expressly deny any and all liability or wrongdoing and agree that nothing in this Agreement shall be deemed to represent any concession or admission of such liability or wrongdoing or any waiver of any defense.

         9. INVALIDITY. In case any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby.



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         10. MUTUAL RETURN AND RELEASE OF ALL PROPERTY: The Employee agrees to immediately return any and all of the Employer's property to the Employer.

         11. VOLUNTARY AND KNOWING ACTION. The Employee acknowledges that having had sufficient opportunity to review this Agreement and Release with his/her attorneys, that he/she has read and understands the terms of this Agreement and attached Release, and that he/she has voluntarily and knowingly entered into this Agreement.

         12. RESCISSION/REVOCATION. The Employee may consider the terms of this Separation Agreement and Release for up to twenty-one (21) days and may decide to rescind/revoke (cancel) this Agreement within fifteen (15) calendar days of execution of this Agreement with respect to claims under the Minnesota Human Rights Act, and within seven (7) calendar days for claims under the Age Discrimination in Employment Act. Rescission/revocation of any portion of this Agreement will be deemed to be a rescission/revocation of all of the Agreement. To be effective, Employee's rescission/revocation must be in writing and delivered to the Employer either by hand or by mail, within the applicable rescission/revocation period. If sent by mail, the rescission/revocation must be:

         (a)      post-marked within the seven (7) or fifteen (15) day period;

         (b) properly addressed to Janet L. Dick, Vice President of Human Resources, American Medical Systems, Inc., 10700 Bren Road West, Minnetonka, MN 55343-9679, and

         (c)      sent by certified mail, return receipt requested.

         Employer shall not be obligated to provide any consideration to Employee pursuant to this Agreement in the event the Employee elects to rescind/revoke this Agreement. Any attempt by Employee to rescind any part of this Agreement or Release obligates Employee to immediately return all consideration under this Agreement to the Employer.

         13. COMPLIANCE WITH PRIOR AGREEMENT. The Employee remains bound by the terms of the Employment Agreement which he/she previously entered into with the Employer, a copy of which is attached as Exhibit B.

         14. GOVERNING LAW. This Agreement will be construed and interpreted in accordance with applicable federal laws and the laws of the State of Minnesota.




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

                                  THE EMPLOYEE

Dated:   4/29/99                  /s/ Helen Vallerand
       -------------------        -----------------------------------------

                                  THE EMPLOYER

Dated:   4/23/99                  By:      /s/ Janet Dick
       -------------------        -----------------------------------------
                                  Its:     Vice President, Human Resources



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


                                                                       EXHIBIT A
                                     RELEASE

Definitions. I intend all words used in this Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Release have the following meanings:

         A. "I," "me," and "my" include both me, Helen Vallerand, or anyone who has or obtains any legal rights or claims through me.

         B. "Employer," as used in this Release, shall at all times mean American Medical Systems, Inc., Pfizer, Inc., and their respective parent or subsidiary corporations, affiliates, Board members, successors, predecessors, present or former officers, directors, agents, employees, attorneys, whether in their individual or official capacities, benefit plans and plan administrators, and insurers ("Employer").

         C. My Claims mean any or all of the actual or potential claims of any kind whatsoever I have now against Employer, regardless of whether I now know about those claims, in any way related to my employment with or separation from the Employer, including, but not limited to, claims for invasion of privacy; breach of contract; fraud or misrepresentation; violation of the Minnesota Human Rights Act, Title VII of the 1964 Civil Rights Act, the Fair Labor Standards Act, the Americans With Disabilities Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, all as amended, Minn. Stat.ss.181.932, or any other federal, state, or local statute, law, rule, regulation, ordinance or order, including but not limited to those civil rights laws based on protected class status; assault, battery, defamation, intentional or negligent infliction of emotional distress; breach of the covenant of good faith and fair dealing; promissory estoppel; negligence; and all other claims for unlawful employment practices, and all other common law or statutory claims. I understand that I am not releasing claims under the Age Discrimination in Employment Act, which arise after the date on which I sign this Release and the Agreement to which it is attached.

Agreement to Release My Claims. I am receiving satisfactory consideration from Employer to which I am not otherwise entitled by law, contract, or under any policy of Employer. I agree to give up all My Claims and withdraw any and all my charges and lawsuits (if any) against Employer in exchange for that consideration. I will not bring any lawsuits, file any charges, complaints, or notices, or make any other demands against the Employer based on My Claims. The consideration I am receiving is a full and fair payment for the release of all My Claims. Employer does not owe me anything in addition to what I will be receiving.

Additional Agreements and Understandings. Even though the Employer is paying me to release My Claims, I understand and acknowledge that the Employer does not admit



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that it may be responsible or legally obligated to me. In fact, the Employer expressly denies that it or he/she is responsible or legally obligated for My Claims or that it or he/she has engaged in any wrongdoing. I am also hereby advised to consult with an attorney before I sign this Release and the Agreement to which it is attached.

Nothing contained herein, however, shall be construed to prohibit you from filing a charge with the Equal Employment Opportunity Commission, but your release includes a release of your right to file a court action or to seek individual remedies or damages in any Equal Employment Opportunity Commission-filed court action, and your release of these rights shall apply with full force and effect to any proceedings arising from or relating to such a charge.

Acceptance Period. You have been informed that the terms of this Agreement shall be open for acceptance by you for a period of at least twenty-one (21) days after the date set forth above, during which time you may consider whether or not to accept this Agreement and seek counsel to advise you regarding the same. You agree that changes to this Agreement, whether material or immaterial, will not restart this acceptance period.

Right to Rescind and/or Revoke. You have the right to revoke this Agreement only insofar as it extends to potential claims under the Age Discrimination in Employment Act by informing the Employer of your intent to revoke this Agreement within seven (7) calendar days following your execution of it.

You likewise have the right to rescind this Agreement only insofar as it extends to potential claims under the Minnesota Human Rights Act by written notice to Employer within fifteen (15) calendar days following your execution of this Agreement. Any such rescission must be in writing and hand-delivered to Employer or, if sent by mail, postmarked within the applicable time period, sent by certified mail, return receipt requested, and addressed as follows:

         (a)      post-marked within the seven (7) or fifteen (15) day period;

         (b) properly addressed to Janet L. Dick, Vice President of Human Resources, American Medical Systems, Inc., 10700 Bren Road West, Minnetonka, MN 55343-9679, and

         (c)      sent by certified mail, return receipt requested.

You agree that if you exercise any right of rescission or revocation, Employer may at its option either nullify this Agreement in its entirety or keep it in effect as to all claims not rescinded or revoked in accordance with the rescission or revocation provisions of this Agreement. In the event Employer opts to nullify the entire Agreement, neither you nor Employer will have any rights or obligations whatsoever under this Agreement. Any rescission or revocation, however, does not affect your separation from employment effective as of the date set forth in Section 1.



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I have read this Release carefully and understand all its terms. I have reviewed this Release with my own attorney. In agreeing to sign this Release, I have not relied on any statements or explanations made by Employer or their attorneys.

I understand and agree that this Release and the Settlement Agreement to which it is attached contain all the agreements between Employer and me. We have no other written nor oral agreements.


Dated:   April 29, 1999            /s/ Helen Vallerand
      -----------------------      -------------------------------
                                   Signature

                                   Helen Vallerand
                                   -------------------------------
                                   Name (Print)


Subscribed and sworn to before me
this 29th day of April, 1999

/s/ Judith A. Dian
--------------------------------
Notary Public



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